Exhibit 99.1
Workday Announces Fiscal 2021 Second Quarter Financial Results

Second Quarter Total Revenues of $1.06 Billion, Up 19.6% Year Over Year
Subscription Revenue of $931.7 Million, Up 23.1% Year Over Year
Subscription Revenue Backlog of $8.60 Billion, Up 22.3% Year Over Year

PLEASANTON, Calif., Aug. 27, 2020- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2021 second quarter ended July 31, 2020.

Fiscal 2021 Second Quarter Results

•Total revenues were $1.06 billion, an increase of 19.6% from the second quarter of fiscal 2020. Subscription revenue was $931.7 million, an increase of 23.1% from the same period last year.
•Operating loss was $16.8 million, or negative 1.6% of revenues, compared to an operating loss of $122.5 million, or negative 13.8% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $257.7 million, or 24.3% of revenues, compared to a non-GAAP operating income of $117.5 million, or 13.2% of revenues, in the same period last year.1
•Net loss per basic and diluted share was $0.12, compared to a net loss per basic and diluted share of $0.53 in the second quarter of fiscal 2020. Non-GAAP net income per diluted share was $0.84, compared to a non-GAAP net income per diluted share of $0.44 in the same period last year.2
•Operating cash flows were $157.2 million compared to $100.3 million in the prior year.
•Cash, cash equivalents, and marketable securities were $2.75 billion as of July 31, 2020.

Comments on the News

“It was a strong quarter despite the environment, with continued demand for our products as more organizations realize how mission critical cloud-based systems are in supporting their people and businesses through continuous change,” said Aneel Bhusri, co-founder and co-CEO, Workday. “As we navigate this unique time, we will continue to deliver new solutions that extend the power of Workday to help customers make more informed people and finance decisions, including how to safely return to work. We also are more committed than ever to our culture and core values, prioritizing our employees – and the importance of equality in the workforce – as we look to emerge stronger together with our customers and communities.”

“We executed extremely well in the second quarter and delivered solid results, with subscription revenue growth of 23.1% and non-GAAP operating margin of 24.3%,” said Robynne Sisco, president and chief financial officer, Workday. “As a result of our strong Q2 performance, we are raising our fiscal 2021 subscription revenue guidance to a range of $3.73 billion to $3.74 billion. We expect third-quarter subscription revenue of $948.0 million to $950.0 million. We are also raising our fiscal 2021 non-GAAP operating margin guidance to 18.0%. Despite the near-term uncertainty that remains, our first-half performance has reinforced our confidence in the fundamental strength of our business, and in the long-term opportunity that we see ahead.”

Recent Highlights

•Workday announced Chano Fernandez has been promoted to co-CEO, joining Workday Co-Founder Aneel Bhusri in overseeing the company. Robynne Sisco will serve as Workday’s president and chief financial officer.
•Workday continues to support customers navigating the COVID-19 pandemic with the delivery of new solutions and partnerships focused on supporting organizations with the changing world of work. This includes the availability of Workday People Analytics to help organizations identify top workforce risks and opportunities as they revisit talent management, as well as the availability of Workday Help and Workday Journeys to help employers better engage and support employees. In addition, Workday and IBM announced an expanded partnership with a joint solution to help customers plan, schedule, and monitor a safe return to the workplace.
•Workday announced four principles that will guide its efforts to support greater belonging and diversity at the company, including hiring and developing diverse talent, cultivating a culture of belonging, strengthening its communities, and building inclusive products and technology.

•Workday announced the expansion of Workday Launch, a pre-configured approach to help qualified customers deploy Workday more quickly and find faster time-to-value, to eligible large enterprises in the U.S.
•Workday announced it has expanded its operations into Mexico, with services partners ready to assist Workday deployments in the country.
•For the fourth year in a row, Workday has been positioned by Gartner, Inc. in the Leaders quadrant of the 2020 Gartner Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises.3
•Workday sponsored the Workday Charity Open on July 6-12 at Muirfield Golf Club in Dublin, Ohio, in partnership with the PGA Tour. As part of its sponsorship, Workday committed $1 million in support of the Nationwide Children’s Hospital and donated $500,000 to the Eat.Learn.Play. Foundation.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2021 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises,” by Robert Anderson | John Van Decker | Greg Leiter, 29 June 2020.

Required Disclaimers

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 60 percent of the Fortune 50. For more information about Workday, visit workday.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s third quarter and full year fiscal 2021 subscription revenue, Workday’s full year fiscal 2021 non-GAAP operating margin, and Workday’s business, solutions, and long-term opportunity. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (iii) breaches in our security measures, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the quarter ended April 30, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2020 Workday, Inc. All rights reserved. Workday and the Workday Logo are trademarks or registered trademarks of Workday, Inc. registered in the United States and elsewhere. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,239,696	$731,141
Marketable securities	1,513,842	1,213,432
Trade and other receivables, net	694,289	877,578
Deferred costs	105,350	100,459
Prepaid expenses and other current assets	161,004	172,012
Total current assets	3,714,181	3,094,622
Property and equipment, net	957,434	936,179
Operating lease right-of-use assets	324,655	290,902
Deferred costs, noncurrent	223,996	222,395
Acquisition-related intangible assets, net	276,847	308,401
Goodwill	1,819,261	1,819,261
Other assets	185,077	144,605
Total assets	$7,501,451	$6,816,365
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$57,764	$57,556
Accrued expenses and other current liabilities	125,784	130,050
Accrued compensation	252,814	248,154
Unearned revenue	2,003,455	2,223,178
Operating lease liabilities	75,798	66,147
Debt, current	37,500	244,319
Total current liabilities	2,553,115	2,969,404
Debt, noncurrent	1,752,004	1,017,967
Unearned revenue, noncurrent	64,465	86,025
Operating lease liabilities, noncurrent	271,607	241,425
Other liabilities	21,782	14,993
Total liabilities	4,662,973	4,329,814
Stockholders’ equity:
Common stock	238	231
Additional paid-in capital	5,954,738	5,090,187
Treasury stock	(303,201)	—
Accumulated other comprehensive income (loss)	646	23,492
Accumulated deficit	(2,813,943)	(2,627,359)
Total stockholders’ equity	2,838,478	2,486,551
Total liabilities and stockholders’ equity	$7,501,451	$6,816,365

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Subscription services	$931,698	$757,155	$1,813,654	$1,458,179
Professional services	130,269	130,597	266,698	254,628
Total revenues	1,061,967	887,752	2,080,352	1,712,807
Costs and expenses (1):
Costs of subscription services	145,007	121,161	290,270	233,630
Costs of professional services	139,270	145,173	299,637	275,923
Product development	418,681	378,122	862,165	725,953
Sales and marketing	276,497	280,200	595,054	553,136
General and administrative	99,266	85,593	194,437	170,048
Total costs and expenses	1,078,721	1,010,249	2,241,563	1,958,690
Operating income (loss)	(16,754)	(122,497)	(161,211)	(245,883)
Other income (expense), net	(11,453)	(106)	(22,426)	7,035
Loss before provision for (benefit from) income taxes	(28,207)	(122,603)	(183,637)	(238,848)
Provision for (benefit from) income taxes	(191)	(1,891)	2,747	(1,861)
Net loss	$(28,016)	$(120,712)	$(186,384)	$(236,987)
Net loss per share, basic and diluted	$(0.12)	$(0.53)	$(0.79)	$(1.05)
Weighted-average shares used to compute net loss per share, basic and diluted	236,002	226,392	234,483	224,857

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$14,825	$12,001	$28,717	$22,416
Costs of professional services	24,552	18,991	47,118	35,141
Product development	128,505	105,758	250,527	196,995
Sales and marketing	49,854	42,690	96,804	81,544
General and administrative	33,500	29,781	64,742	58,360

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(28,016)	$(120,712)	$(186,384)	$(236,987)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	73,178	67,754	144,692	128,919
Share-based compensation expenses	251,236	208,912	487,908	394,147
Amortization of deferred costs	27,349	22,002	53,409	42,882
Amortization of debt discount and issuance costs	14,528	14,301	29,368	25,888
Non-cash lease expense	19,879	16,252	38,248	32,074
Other	12,430	(4,851)	16,800	(11,697)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(109,316)	(73,437)	181,586	83,942
Deferred costs	(41,841)	(28,207)	(59,901)	(46,692)
Prepaid expenses and other assets	(9,137)	(1,679)	10,840	(6,786)
Accounts payable	9,307	1,047	(13,075)	2,550
Accrued expenses and other liabilities	(39,837)	(56,524)	(41,341)	(35,121)
Unearned revenue	(22,550)	55,461	(241,257)	(63,637)
Net cash provided by (used in) operating activities	157,210	100,319	420,893	309,482
Cash flows from investing activities:
Purchases of marketable securities	(602,546)	(582,848)	(1,156,531)	(1,053,902)
Maturities of marketable securities	473,016	385,710	854,414	845,807
Sales of marketable securities	—	4,551	5,279	55,499
Owned real estate projects	(1,764)	(34,149)	(4,251)	(73,783)
Capital expenditures, excluding owned real estate projects	(66,555)	(75,576)	(126,495)	(141,111)
Business combinations, net of cash acquired	—	(12,885)	—	(12,885)
Purchases of non-marketable equity and other investments	(6,350)	(5,516)	(58,600)	(7,716)
Sales and maturities of non-marketable equity and other investments	1,561	—	6,199	—
Other	—	(32)	—	(9)
Net cash provided by (used in) investing activities	(202,638)	(320,745)	(479,985)	(388,100)
Cash flows from financing activities:
Proceeds from borrowings on term loan, net	250,000	—	747,795	—
Payments on convertible senior notes	(249,945)	(27)	(249,946)	(27)
Proceeds from issuance of common stock from employee equity plans	70,940	58,085	74,517	61,540
Other	(215)	(107)	(2,255)	(200)
Net cash provided by (used in) financing activities	70,780	57,951	570,111	61,313
Effect of exchange rate changes	771	75	506	(252)
Net increase (decrease) in cash, cash equivalents, and restricted cash	26,123	(162,400)	511,525	(17,557)
Cash, cash equivalents, and restricted cash at the beginning of period	1,220,123	787,046	734,721	642,203
Cash, cash equivalents, and restricted cash at the end of period	$1,246,246	$624,646	$1,246,246	$624,646

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$145,007	$(14,825)	$(8,844)	$—	$—	$121,338
Costs of professional services	139,270	(24,552)	(918)	—	—	113,800
Product development	418,681	(128,505)	(4,554)	—	—	285,622
Sales and marketing	276,497	(49,854)	(7,913)	—	—	218,730
General and administrative	99,266	(33,500)	(975)	—	—	64,791
Operating income (loss)	(16,754)	251,236	23,204	—	—	257,686
Operating margin	(1.6)%	23.7%	2.2%	—%	—%	24.3%
Other income (expense), net	(11,453)	—	—	14,418	—	2,965
Income (loss) before provision for (benefit from) income taxes	(28,207)	251,236	23,204	14,418	—	260,651
Provision for (benefit from) income taxes	(191)	—	—	—	49,715	49,524
Net income (loss)	$(28,016)	$251,236	$23,204	$14,418	$(49,715)	$211,127
Net income (loss) per share (1)	$(0.12)	$1.06	$0.10	$0.06	$(0.26)	$0.84
(1)GAAP net loss per share is calculated based upon 236,002 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 252,192 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $15.7 million and total employer payroll tax-related items on employee stock transactions of $7.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%. Included in this is a dilution impact of $0.05 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$121,161	$(12,001)	$(11,739)	$—	$—	$97,421
Costs of professional services	145,173	(18,991)	(1,233)	—	—	124,949
Product development	378,122	(105,758)	(5,380)	—	—	266,984
Sales and marketing	280,200	(42,690)	(10,449)	—	—	227,061
General and administrative	85,593	(29,781)	(2,021)	—	—	53,791
Operating income (loss)	(122,497)	209,221	30,822	—	—	117,546
Operating margin	(13.8)%	23.6%	3.4%	—%	—%	13.2%
Other income (expense), net	(106)	—	—	14,301	—	14,195
Income (loss) before provision for (benefit from) income taxes	(122,603)	209,221	30,822	14,301	—	131,741
Provision for (benefit from) income taxes	(1,891)	—	—	—	24,287	22,396
Net income (loss)	$(120,712)	$209,221	$30,822	$14,301	$(24,287)	$109,345
Net income (loss) per share (1)	$(0.53)	$0.92	$0.14	$0.06	$(0.15)	$0.44
(1)GAAP net loss per share is calculated based upon 226,392 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,748 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.5 million and total employer payroll tax-related items on employee stock transactions of $11.3 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.04 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$290,270	$(28,717)	$(18,487)	$—	$—	$243,066
Costs of professional services	299,637	(47,118)	(4,019)	—	—	248,500
Product development	862,165	(250,527)	(16,704)	—	—	594,934
Sales and marketing	595,054	(96,804)	(18,489)	—	—	479,761
General and administrative	194,437	(64,742)	(3,756)	—	—	125,939
Operating income (loss)	(161,211)	487,908	61,455	—	—	388,152
Operating margin	(7.7)%	23.4%	3.0%	—%	—%	18.7%
Other income (expense), net	(22,426)	—	—	29,221	—	6,795
Income (loss) before provision for (benefit from) income taxes	(183,637)	487,908	61,455	29,221	—	394,947
Provision for (benefit from) income taxes	2,747	—	—	—	72,293	75,040
Net income (loss)	$(186,384)	$487,908	$61,455	$29,221	$(72,293)	$319,907
Net income (loss) per share (1)	$(0.79)	$2.08	$0.26	$0.12	$(0.39)	$1.28
(1)GAAP net loss per share is calculated based upon 234,483 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 250,115 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $31.6 million and total employer payroll tax-related items on employee stock transactions of $29.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.08 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$233,630	$(22,416)	$(24,399)	$—	$—	$186,815
Costs of professional services	275,923	(35,141)	(4,692)	—	—	236,090
Product development	725,953	(196,995)	(19,011)	—	—	509,947
Sales and marketing	553,136	(81,544)	(23,283)	—	—	448,309
General and administrative	170,048	(58,360)	(5,319)	—	—	106,369
Operating income (loss)	(245,883)	394,456	76,704	—	—	225,277
Operating margin	(14.4)%	23.0%	4.6%	—%	—%	13.2%
Other income (expense), net	7,035	—	—	25,888	—	32,923
Income (loss) before provision for (benefit from) income taxes	(238,848)	394,456	76,704	25,888	—	258,200
Provision for (benefit from) income taxes	(1,861)	—	—	—	45,755	43,894
Net income (loss)	$(236,987)	$394,456	$76,704	$25,888	$(45,755)	$214,306
Net income (loss) per share (1)	$(1.05)	$1.75	$0.34	$0.12	$(0.29)	$0.87
(1)GAAP net loss per share is calculated based upon 224,857 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 246,610 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $38.9 million and total employer payroll tax-related items on employee stock transactions of $37.8 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.09 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020, we determined the projected non-GAAP tax rate to be 17%. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com